CONSULTING AGREEMENT


This  agreement  is  effective  as of  August  29,  1997,  by and  between  Ciro
International,   Inc.   ("Ciro")  and  Merchants  T  &  F,  Inc.   ("Merchants")
(concurrently, the "Parties").

Ciro desires to obtain assistance in the management and organization of its ongoing business interests. Merchants desires to assist Ciro in its ongoing business interests. The parties agree to the terms set forth below.

1.   DUTIES AND INVOLVEMENT

     a. Ciro hereby engages Merchants for the purpose of assisting Ciro in the management and organization; such assistance is to be used in the expansion of business or any other purpose as Ciro so desires.

     b. Merchants acknowledges that it is not an agent or employee of Ciro's and, that it will not commit Ciro to any action. Any and all arrangements or agreements that Merchants may negotiate for Ciro will be subject to acceptance by Ciro, to be evidenced by the execution by an authorized officer of Ciro's. Merchants represents that it does not have, through stock ownership or otherwise, the power to control Ciro.

     c. Merchants shall devote such of its time and effort to the duties hereunder and shall use his best efforts to fulfill its obligations hereunder; however, Ciro acknowledges that Merchants is engaged in other business activities and that such activities will continue during the term of this Agreement.

2.   TERM

     This Agreement shall continue for a term of one year from the effective date hereof

3.   COMPENSATION

     a. As full compensation for Merchants advisory services hereunder, Ciro shall pay to Merchants a nominal cash payment of the greater of Five Thousand Dollars ($5,000) per month or Twenty percent (20%) of the gross royalty income.

4.   TAXES AND OTHER LIABILITIES

     Merchants acknowledges and agrees that it is an independent contractor and not an employee of Ciro. As such, Merchants acknowledges that it is responsible for all self-employment and other tax payable to any federal, state or local authority and any other obligation or liabilities arising from his engagement and compensation hereunder.


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     The undersigned hereby acknowledges receipt of an executed original of this
Consulting Agreement and accepts the terms and conditions hereof


                                               MERCHANTS T & F, INC.

                                               By: /s/ Murray Wilson
                                                   ----------------------------
                                                       Murray Wilson
                                                       President


                                               CIRO INTERNATIONAL, INC.

                                               By: /s/ Murray Wilson
                                                   ----------------------------
                                                       President